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                                                                     EXHIBIT 4.2

SANWA GENERAL EQUIPMENT LEASING, A DIVISION OF SANWA BUSINESS CREDIT CORPORATION

                                                       EQUIPMENT LEASE AGREEMENT


  THIS EQUIPMENT LEASE AGREEMENT (the "Lease") is made as of the 1st day of June, 1994, by and between SANWA GENERAL EQUIPMENT LEASING, A DIVISION OF SANWA BUSINESS CREDIT CORPORATION, its successors and assigns ("Lessor"), and FORSTMANN & COMPANY, INC. ("Lessee").

  The parties agree that Lessee shall lease from Lessor the property (the "Equipment") described in the Equipment Schedule(s) to be executed pursuant hereto (collectively, the "Equipment Schedule"), subject to the terms set forth herein, in the Riders annexed hereto and in the Equipment Schedule.

  1. TERM. The term of this Lease with respect to any item of the Equipment shall consist of the term set forth in the Equipment Schedule relating thereto; provided, however, that this Lease shall be effective from and after the date of execution hereof.

  2. RENT. Lessee shall pay Lessor rent, without any deduction or setoff and without prior notice or demand, in the aggregate amounts specified in the Equipment Schedule. This is a non-cancellable net lease, and Lessee shall not be entitled to any abatement or reduction of payments due hereunder for any reason. Lessee agrees to make the payments due hereunder regardless of any existing or future offset or claim which may be asserted by Lessee. Rent is payable as and when specified in the Equipment Schedule by mailing the same to Lessor at its address specified pursuant to this Lease; and shall be effective upon receipt. Time is of the essence. If any payment is not paid on the due date, Lessor may collect, and Lessee agrees to pay, a charge calculated as the product of the late charge rate specified in the Equipment Schedule (the "Late Charge Rate") and the amount in arrears for the period such amount remains unpaid.

  3. REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee represents and warrants that: (a) Lessee is a corporation duly organized and validly existing in good standing under the laws of the state of its incorporation. (b) The execution, delivery and performance of this Lease and all related instruments and documents: (i) have been duly authorized by all necessary corporate action on the part of Lessee; (ii) do not require the approval of any stockholder, trustee or holder of any obligations of Lessee except such as have been duly obtained; and (iii) do not and will not contravene any law, governmental rule, regulation or order now binding on Lessee, or the charter or by-laws of Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its property is bound. (c) This Lease and all related instruments and documents, when entered into, will constitute legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with the terms thereof. (d) Except as disclosed in Lessee's filings with the Securities Exchange Commission, there are no pending actions or proceedings to which Lessee is a party, and there are no other pending or threatened actions or proceedings of which Lessee has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would adversely affect the financial condition of Lessee, or the ability of Lessee to perform its obligations hereunder. Further, Lessee is not in default under any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent under any lease agreement which, either individually or in the aggregate, would have the same such effect. (e) Under the laws of the state(s) in which the Equipment is to be located, the Equipment consists solely of personal property and not fixtures. (f) The financial statements of Lessee (copies of which have been furnished to Lessor) have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and fairly present Lessee's financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations. (g) The address stated below the signature of Lessee is the chief place of business and chief executive office of Lessee; and Lessee does not conduct business under a trade, assumed or fictitious name.

  4. COVENANTS OF LESSEE. Lessee covenants and agrees as follows: (a) Lessee will furnish Lessor (1) within ninety (90) days after the end of each fiscal year of Lessee, a balance sheet of Lessee as at the end of such year, and the related statement of income and statement of changes in financial position of Lessee for such fiscal year, prepared in accordance with GAAP, all in reasonable detail and certified by independent certified public accountants of recognized standing selected by Lessee (which shall be a "Big 6" accounting firm); (2) within sixty (60) days after the end of each quarter of Lessee's fiscal year, a balance sheet of Lessee as at the end of such quarter, and the related statement of income and statement of changes in financial position of Lessee for such quarter, prepared in accordance with GAAP; and (3) within forty-five (45) days after the end of each fiscal year of Lessee, a budget for the succeeding fiscal year (with monthly detail), internally prepared; and (4) within thirty (30) days after the date on which they are filed, all regular periodic reports, forms and other filings required to be made by Lessee to the Securities and Exchange Commission, if any. (b) Lessee will promptly execute and deliver to Lessor such further documents, instruments and assurances and take such further action as Lessor from time to time may reasonably request in order to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder.

  5. AUTHORIZATION. Lessor's obligations hereunder are conditioned upon Lessor having received the following, in form and substance satisfactory to Lessor:
(a) evidence as to due compliance with the insurance provisions hereof; (b) Uniform Commercial Code financing statements as required by Lessor; (c) certificate of Lessee's Secretary certifying: (1) resolutions of Lessee's Board of Directors duly authorizing the leasing of the Equipment hereunder and
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the execution, delivery and performance of this Lease and the Equipment Schedule and all related instruments and documents, and (2) the incumbency and signature of the officers of Lessee authorized to execute such documents; and (d) an opinion of counsel for Lessee as to each of the matters set forth in sub-parts
(a) through (d) of Section 3 hereof.

  6. DELIVERY; INSPECTION AND ACCEPTANCE BY LESSEE. Upon delivery, Lessee shall inspect and accept the Equipment and shall execute and deliver to Lessor an Equipment Schedule containing a complete description of the item of Equipment accepted; whereupon, as between Lessor and Lessee, the same shall be deemed to have been finally accepted by Lessee pursuant to this Lease. All expenses incurred in connection with Lessor's purchase of the Equipment (including shipment, delivery and installation) shall be the responsibility of Lessee and shall be paid upon demand. If Lessee shall, for reasonable cause, refuse to accept delivery of any item of the Equipment, Lessee will be assigned all rights and shall assume all obligations as purchaser of the Equipment.

  7. USE AND MAINTENANCE. Lessee shall use the Equipment solely in the conduct of its business, in a careful and proper manner consistent with the requirements of all applicable insurance policies, and in compliance with all applicable Federal, state and local laws; and shall not permanently discontinue use of or disassemble the Equipment. The equipment shall be intact, and capable at times of normal full operation, and shall otherwise comply with the terms of this Lease. Lessee will not change the location of any Equipment as specified in the Equipment Schedule without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Lessee shall not attach or incorporate the Equipment to or in any other item of equipment in such a manner that the Equipment may be deemed to have become an accession to or a part of such other item of equipment. Lessee will cause each principal item of the Equipment to be continually marked, in a plain and distinct manner, with the name of Lessor followed by the words "Owner and Lessor," or other appropriate words designated by Lessor on labels furnished by Lessor. At its own expense, Lessee will cause the Equipment to be kept and maintained as recommended by the manufacturer and in as good operating condition as when delivered to Lessee hereunder, ordinary wear and tear resulting from proper use alone excepted, and will provide all maintenance and service and make all repairs or replacements reasonably necessary for such purpose. If any parts of the Equipment become worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, Lessee, at its own expense, will within a reasonable time replace such parts by replacement parts which are free and clear of all liens, encumbrances or rights of others and have a value, utility and remaining useful life at least equal to the parts replaced. All parts which are added to the Equipment which are essential to the operation of the Equipment or which cannot be detached from the Equipment without materially interfering with the operation of the Equipment or adversely affecting the value, utility and remaining useful life which the Equipment would have had without the addition thereof, shall immediately become the property of Lessor, and shall be deemed incorporated in the Equipment and subject to the terms of this Lease as if originally leased hereunder. Lessee shall not make any material alterations to the Equipment without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Upon at least two (2) full business days' notice, Lessor or its designated representative shall have the right to inspect the Equipment and all maintenance records with respect thereto, if any, at any reasonable time during normal business hours.

  8. DISCLAIMER OF WARRANTIES. LESSOR, NOT BEING A SELLER, DEALER OR MANUFACTURER (AS SUCH TERMS ARE DEFINED IN THE UNIFORM COMMERCIAL CODE AS ENACTED IN THE STATE OF MARYLAND), NOR A SELLER'S AGENT, EXPRESSLY DISCLAIMS AND MAKES TO LESSEE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO: THE FITNESS FOR USE, DESIGN OR CONDITION OF THE EQUIPMENT; THE QUALITY OR CAPACITY OF THE EQUIPMENT; THE WORKMANSHIP IN THE EQUIPMENT; THAT THE EQUIPMENT WILL SATISFY THE REQUIREMENTS OF ANY LAW, RULE, SPECIFICATION OR CONTRACT PERTAINING THERETO; AND ANY GUARANTY OR WARRANTY AGAINST PATENT INFRINGEMENT OR LATENT DEFECTS, it being agreed that all such risks, as between Lessor and Lessee, are to be borne by Lessee. Lessor is not responsible for any direct, indirect, incidental or consequential damage to or losses resulting from the installation, operation or use of the Equipment or any products manufactured thereby. All assignable warranties made by the supplier to Lessor are hereby assigned to Lessee for and during the term of this Lease and Lessee agrees to resolve all such claims directly with the supplier. Provided that Lessee is not then in Default hereunder, Lessor shall cooperate fully with Lessee with respect to the resolution of such claims, in good faith and by appropriate proceedings at Lessee's expense. Any such claim shall not affect in any manner the unconditional obligation of Lessee to make rent payments hereunder. The Equipment is leased hereunder AS IS.

  9. FEES AND TAXES. (a) To the extent permitted by law, Lessee shall file any necessary report and return for, shall pay promptly when due, shall otherwise be liable to reimburse Lessor (on an after-tax basis) for, and agrees to indemnify and hold Lessor harmless from: (i) all titling, recordation, documentary stamp and other fees; and (ii) taxes (other than taxes calculated solely on the basis of net income), assessments and all other charges or withholdings of any nature (together with any penalties, fines or interest thereon); relating to the Equipment or this Lease or the delivery, acquisition, ownership, use, operation or leasing of the Equipment, or upon the rentals payable hereunder, whether the same be assessed to Lessor or Lessee. (b) If any report, return or property listing, or any fee, tax or assessment described in sub-part (a) hereof ("Imposition") is, by law, required to be filed by, assessed or billed to, or paid by, Lessor, Lessee at its own expense will do all things required to be done by Lessor (to the extent permitted by law) in connection therewith and is hereby authorized by Lessor to act on behalf of Lessor in all respects, including (but not limited to), the contest or protest, in good faith and by appropriate proceedings, of the validity of any Imposition, or the amount thereof. Lessor agrees fully to cooperate with Lessee in any such contest, and Lessee agrees promptly to indemnify Lessor for all reasonable expenses incurred by Lessor in the course of such cooperation. An Imposition shall be paid, subject to refund proceedings, if failure to pay would adversely affect the title or rights of Lessor. Provided that Lessee is not then in Default, if Lessor obtains a refund of any Imposition which has been paid (by Lessee, or by Lessor and for which Lessor has been reimbursed by Lessee), Lessor shall promptly pay such refund to Lessee. Lessee will cause all billings of such charges to Lessor to be made to Lessor in care of Lessee and will, in preparing any report or return required by law, show the ownership of the Equipment in Lessor, and shall send a copy of any such report or return to Lessor. If Lessee fails to pay any such charges when due, except any Imposition being contested in good faith and by appropriate proceedings as above provided for a reasonable period of time, Lessor

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at its option may do so, in which event the amount so paid (including any penalty or interest incurred as a result of Lessee's failure), plus interest thereon at the Late Charge Rate, shall be paid by Lessee to Lessor with the next periodic payment of rent. (c) As used herein, the term "Lessor" shall mean and include Lessor and the consolidated Federal taxpayer group of which Lessor is a member.

  10. LIENS. The parties intend and agree that the Equipment shall remain personal property, notwithstanding the manner in which it may be affixed to any real property. Lessee shall obtain and deliver to Lessor (to be recorded at Lessee's expense), from any person having an interest in the property where the Equipment is to be located, waivers of any lien, encumbrance or interest which such person might have or hereafter obtain or claim with respect to the Equipment. Lessee further agrees to maintain the Equipment free from all claims, liens and legal processes of creditors of Lessee or other persons claiming by, through or under Lessee, other than (a) liens for fees, taxes, levies, duties or other governmental charges of any kind, liens of mechanics, materialmen, laborers, employees or suppliers and similar liens arising by operation of law incurred by Lessee in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger (as determined in Lessor's sole reasonable discretion) of the sale, forfeiture or loss of the Equipment or any interest therein); and (b) liens arising out of any judgments or awards against Lessee which have been adequately bonded to protect Lessor's interests or with respect to which a stay of execution has been obtained pending an appeal or a proceeding for review. Lessee will defend, at its own expense, Lessor's title to the Equipment from such claims, liens or legal processes. Lessee shall also notify Lessor immediately upon receipt of notice of any lien, attachment or judicial proceeding affecting the Equipment in whole or in part.

  11. INSURANCE. Lessee shall keep the Equipment insured against loss or damage due to fire and the risks normally included in extended coverage, malicious mischief and vandalism, for not less than the greater of the full replacement value or the Stipulated Loss Value (as defined in Section 12 hereof); and Lessee shall also carry public liability insurance, both personal injury and property damage, covering the Equipment, with a combined single limit per occurrence of not less than the amount specified in the Equipment Schedule, with a deductible not to exceed $50,000.00 per occurrence. All said insurance shall be in form and amount and with companies reasonably satisfactory to Lessor. All insurance for loss or damage shall provide that losses, if any, shall be payable to Lessor as loss payee and Lessee shall utilize its best efforts to have all checks relating to any such losses delivered promptly to Lessor. Lessor shall be named as an additional insured with respect to all such liability insurance. Lessee shall pay the premiums therefor and deliver to Lessor evidence satisfactory to Lessor of such insurance coverage. Lessee shall cause to be provided to Lessor, not less than fifteen (15) days prior to the scheduled expiration or lapse of such insurance coverage, evidence satisfactory to Lessor of renewal or replacement coverage. Each insurer shall agree, by endorsement upon the policy or policies issued by it or by independent instrument furnished to Lessor, that (a) it will give Lessor thirty (30) days' prior written notice of the effective date of any material alteration or cancellation of such policy; and (b) insurance as to the interest of any named additional insured or loss payee other than Lessee shall not be invalidated by any actions, inactions, breach of warranty or conditions or negligence of Lessee or any person other than Lessor with respect to such policy or policies. The proceeds of such insurance payable as a result of loss of or damage to the Equipment shall be applied as required by the provisions of Section 12 hereof.

  12. LOSS AND DAMAGE. Lessee assumes the risk of direct and consequential loss and damage to the Equipment from all causes. Except as provided in this Section for discharge upon payment of Stipulated Loss Value, no loss or damage to the Equipment or any part thereof shall release or impair any obligations of Lessee under this Lease. Lessee agrees that Lessor shall not incur any liability to Lessee for any loss of business, loss of profits, expenses, or any other damages resulting to Lessee by reason of any failure of or delay in delivery or any delay caused by any non-performance, defective performance, or breakdown of the Equipment, nor shall Lessor at any time be responsible for personal injury or the loss or destruction of any other property resulting from the Equipment. In the event of loss or damage to the Equipment which does not constitute a Total Loss (as hereinafter defined), Lessee shall, at its sole cost and expense, promptly repair and restore such item of the Equipment to the condition required by this Lease. Provided that Lessee is not then in Default, upon receipt of evidence reasonably satisfactory to Lessor of completion of such repairs, Lessor will apply any insurance proceeds received by Lessor on account of such loss to the cost of repairs. Upon the occurrence of the actual or constructive total loss of any item of the Equipment, or the loss, theft or destruction of any item of the Equipment or damage to any item of the Equipment to such extent as shall make repair thereof uneconomical or shall render any item of the Equipment permanently unfit for normal use for any reason whatsoever, or the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of any item of the Equipment (as established to the reasonable satisfaction of Lessor; any such occurrence being herein referred to as a "Total Loss"), during the term of this Lease, Lessee shall give prompt notice thereof to Lessor. On the next date for the payment of rent, Lessee shall pay to Lessor the rent due on that date plus the Stipulated Loss Value of the item or items of the Equipment with respect to which the Total Loss has occurred and any other sums due hereunder with respect to that Equipment (less any insurance proceeds or condemnation award actually paid). Upon making such payment, this (a) Lease and the obligation to make future rental payments shall terminate solely with respect to the Equipment or items thereof so paid for and (to the extent applicable) Lessee shall become entitled thereto as is where is without warranty, express or implied, with respect to any matter whatsoever, and (b) provided that no Default or event which, with the giving of notice or the lapse of time, or both, will become a Default has then occurred, Lessor shall remit to lessee any insurance proceeds or condemnation award actually received by Lessor after Lessee has made such paymant. Lessor shall deliver to Lessee a bill of sale transferring and assigning to Lessee without recourse or warranty, except (with respect to the status of title conveyed) in respect of Lessor's acts, all of Lessor's right, title and interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment or any other matters. As used in this Lease, "Stipulated Loss Value" shall mean the product of the Total Invoice Cost (designated on the appropriate Equipment Schedule) of the Equipment and the applicable percentage factor set forth on the Schedule of Stipulated Loss Values attached to the Equipment Schedule. Stipulated Loss Value shall be determined as of the next date on which a payment of rent is or would be due after a Total Loss or other termination of this Lease, after payment of any rent due on such date, and the applicable percentage factor shall be that which is set forth with respect to such rent payment.
After payment of the final payment of rent due under the original term of this Lease and during any renewal

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term hereof, Stipulated Loss Value shall be determined as of the date of termination of this Lease (absent any renewal thereof) or, if during a renewal term, on the next date on which a payment of rent is or would be due after a Total Loss or other termination of such renewal term, after payment of any rent due on such date, and the applicable percentage factor shall be the last percentage factor set forth on the Schedule of Stipulated Loss Values.

  13. REDELIVERY. Upon the expiration or earlier termination of this Lease, Lessee shall (unless Lessee has paid the Stipulated Loss Value with respect thereto pursuant to Section 12 hereof or has paid the Termination Rental Premium with respect thereto pursuant to Rider No. 1 to this Lease), at its own expense, return the Equipment to Lessor within fifteen (15) days in the same condition as when delivered to Lessee hereunder, ordinary wear and tear resulting from proper use thereof excepted and in such operating condition as is capable of performing its originally intended use, and free and clear of all liens, encumbrances or rights of others whatsoever except liens or encumbrances resulting from claims against Lessor not relating to the ownership of such Equipment, by delivery to such place within the Continental United States as Lessor shall specify. In addition to Lessor's other rights and remedies hereunder, if the Equipment is not returned in a timely fashion, or if repairs are necessary to place the Equipment in the condition required in this Section, Lessee shall continue to pay to Lessor rent at the last prevailing lease rate hereunder for the period of delay in redelivery, or for the period of time reasonably necessary to accomplish such repairs together with the cost of such repairs, as applicable. Lessor's acceptance of such rent on account of such delay or repair does not constitute a renewal of the term of this Lease or a waiver of Lessor's right to prompt return of the Equipment in proper condition.

  14. INDEMNITY. Lessee assumes and agrees to indemnify, defend and keep harmless Lessor, its agents and employees, from and against any and all losses, claims and expenses, including legal expenses (other than such as may directly and proximately result from the gross negligence or wilful misconduct of Lessor, its agents or employees), arising on account of the ordering, acquisition, delivery, installation or rejection of the Equipment, the possession, maintenance, use, condition (including without limitation, latent and other defects and whether or not discoverable by Lessor or Lessee, any claim in tort for strict liability, and any claim for patent, trademark or copyright infringement) or operation of any item of the Equipment, and by whomsoever used or operated, during the term of this Lease with respect to that item of the Equipment, the loss, damage, destruction, removal, return, surrender, sale or other disposition of the Equipment, or any item thereof. Lessor shall give Lessee prompt notice of any claim or liability hereby indemnified against and Lessee shall be entitled to control the defense thereof, so long as Lessee is not in Default; provided, however, that Lessor shall have the right to approve defense counsel selected by Lessee (provided that such approval shall not unreasonably be withheld or delayed).

  15. DEFAULT. (a) Lessee shall be deemed to be in default hereunder ("Default") if (1) Lessee shall fail to make any payment of rent or any other payment hereunder within ten (10) days after the same shall have become due; or
(2) Lessee shall fail to obtain and maintain the insurance required herein; (3) Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it hereunder and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof to Lessee by Lessor; or (4) Lessee shall (A) be generally not paying its debts as they become due; or (B) take action for the purpose of invoking the protection of any bankruptcy or insolvency law, or any such law is invoked against or with respect to Lessee or its property, and any such petition filed against Lessee is not dismissed within sixty (60) days; or (5) Lessee shall make or permit any unauthorized assignment or transfer of this Lease, the Equipment or any interest therein; (6) any certificate, statement, representation, warranty or audit contained herein or heretofore or hereafter furnished with respect hereto by or on behalf of Lessee proving to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or having omitted any substantial contingent or unliquidated liability or claim against Lessee; or (7) Lessee shall be in default under any material obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent under any lease agreement, and the applicable grace period with respect thereto shall have expired; or (8) Lessee shall have terminated its corporate existence, consolidated with, merged into, or conveyed or leased substantially all of its assets as an entirety to any person (such actions being referred to as an "Event"), unless not less than thirty (30) days prior to such Event: (x) such person is organized and existing under the laws of the United States or any state, and executes and delivers to Lessor an agreement containing an effective assumption by such person of the due and punctual performance of this Lease as of the effective date of such event; and (y) Lessor is reasonably satisfied as to the creditworthiness of such person; or (9) there occurs a default under any guaranty executed in connection with this Lease; or (10) as a result of or in connection with a material change in the ownership of Lessee's capital stock, the ratio of Lessee's Debt to Tangible Net Worth equals or exceeds one and one-half times the ratio of Lessee's Debt to Tangible Net Worth as of the date of this Lease, without the prior written consent of Lessor. As used herein, "Debt" shall mean Lessee's total liabilities which, in accordance with GAAP, would be included in the liability side of a balance sheet; and "Tangible Net Worth" shall mean Lessee's tangible net worth including the sum of the par or stated value of all outstanding capital stock, surplus and undivided profits, less any amounts attributable to goodwill, patents, copyrights, mailing lists, catalogs, trademarks, bond discount and underwriting expenses, organization expense and other intangibles. Accounting terms used herein shall be as defined, and all calculations hereunder shall be made, in accordance with GAAP. (b) Solely for the purpose of this Section 15, each Equipment Schedule executed pursuant to this Lease shall constitute a separate instrument of lease; provided, however, that the occurrence of a Default with respect to any Equipment Schedule shall, at the sole discretion of Lessor (as set forth in a written declaration to Lessee) constitute a Default with respect to each Equipment Schedule. Notwithstanding anything set forth herein, Lessor may exercise all rights and remedies hereunder independently with respect to each Equipment Schedule.

  16. REMEDIES. Upon a Default Lessor may, at its option, declare this Lease to be in default by written notice to Lessee (without election of remedies), and at any time thereafter, may do any one or more of the following, all of which are authorized by Lessee:

     (a)(1) declare the Stipulated Loss Value of the Equipment (determined as of the next date on which a payment is or would have been due after the declaration of a Default), together with all other sums then due hereunder with respect to such Equipment, immediately due and payable with respect to any or all of the Equipment (the parties also deem that such amount best reflects the damages Lessor would sustain in the event of Lessee's bankruptcy or

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insolvency and this Lease were not assumed); and/or (2) accelerate and sue for and recover all rent and other payments hereunder, then accrued or thereafter accruing, with respect to any or all of the Equipment (discounted to present value at a rate equal to the discount rate of the Federal Reserve Bank of Richmond in effect on the date of such Default); and/or

     (b)(1) require Lessee to assemble any or all of the Equipment at the location to which the Equipment was delivered or the location to which such Equipment may have been moved by Lessee or such other location in reasonable proximity to either of the foregoing as Lessor shall designate; or to return promptly, at Lessee's expense, any or all of the Equipment to Lessor at the location, in the condition and otherwise in accordance with all of the terms of
Section 13 hereof; and/or (2) take possession of and render unusable by Lessee any or all of the Equipment, wherever it may be located, without any court order or other process of law and without liability for any damages occasioned by such taking of possession (other than to premises) (any such taking of possession shall constitute an automatic termination of this Lease as it applies to those items taken without further notice, and such taking of possession shall not prohibit Lessor from exercising its other remedies hereunder); and/or

     (c)(1) sell or otherwise dispose of any or all of the Equipment, whether or not in Lessor's possession, in a commercially reasonable manner at public or private sale with notice to Lessee (the parties agreeing that ten (10) days' prior written notice shall constitute adequate notice of such sale), with the right of Lessor to purchase and apply the net proceeds of such disposition, after deducting all costs incurred by Lessor in connection with the Default and all costs of such disposition (including but not limited to costs of transportation, possession, storage, refurbishing, advertising and brokers'
fees), to the obligations of Lessee hereunder with Lessee remaining liable for any deficiency and with any excess being for the account of Lessee; or (2) retain any repossessed Equipment; and/or

     (d) cancel this Lease as to any or all of the Equipment; and/or

     (e) proceed by appropriate court action, either at law or in equity, to enforce performance by Lessee or to recover damages for the breach hereof; or exercise any other right or remedy available to Lessor at law or in equity with respect to such breach.

     Unless otherwise provided above, a cancellation hereunder shall occur only upon written notice by Lessor to Lessee and only with respect to such items of the Equipment as Lessor specifically elects to cancel in such notice. Except as to such items of the Equipment with respect to which there is a cancellation, this Lease shall remain in full force and effect and Lessee shall be and remain liable for the full performance of all its obligations hereunder. In addition, Lessee shall be liable for all reasonable legal fees and other expenses incurred by reason of any Default or the exercise of Lessor's remedies, including all expenses incurred in connection with the return of any Equipment in accordance with the terms of Section 13 hereof or in placing such Equipment in the condition required by said Section. No right or remedy referred to in this
Section is intended to be exclusive, but each shall be cumulative and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time. The failure of Lessor to exercise the rights granted hereunder upon any Default by Lessee shall not constitute a waiver of any such right upon the continuation or reoccurrence of any such Default. In no event shall the execution of an Equipment Schedule constitute a waiver by Lessor of any pre-existing Default in the performance of the terms and conditions hereof.

  17. ASSIGNMENT BY LESSOR AND LESSEE. WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR (WHICH SHALL NOT UNREASONABLY BE WITHHELD), LESSEE WILL NOT ASSIGN ANY OF ITS RIGHTS HEREUNDER, SUBLET THE EQUIPMENT OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANYONE BUT LESSEE. No assignment or sublease, whether authorized in this Section or in violation of the terms hereof, shall relieve Lessee of its obligations hereunder and Lessee shall remain primarily liable hereunder. Lessor may at any time assign any or all of its rights, obligations, title and interest hereunder, to any other person with or without notice to Lessee. If Lessee is given notice of any such assignment, Lessee shall acknowledge receipt thereof in writing. Any such assignee shall have and be entitled to exercise any and all rights and powers of Lessor hereunder, but such assignee shall not be obligated to perform any of the obligations of Lessor hereunder (other than the covenant of quiet enjoyment specified in Section 18(d) hereof). Lessee will pay all rent and other amounts payable by Lessee to such assignee, notwithstanding any defense or claim of whatever nature, whether by reason of breach or otherwise which it may now or hereafter have against Lessor; it being understood that in the event of a default or breach by Lessor that Lessee shall pursue any rights on account thereof solely against Lessor. Subject always to the foregoing, this Lease inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto.

  18. MISCELLANEOUS. (a) This Lease, the Riders annexed hereto, the Equipment Schedule and any commitment letter between the parties, constitute the entire agreement between the parties with respect to the subject matter hereof and shall not be amended or altered in any manner except by a document in writing executed by both parties. (b) Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. (c) The representations, warranties and covenants of Lessee herein shall be deemed to be continuing and to survive the closing hereunder. Each execution by Lessee of an Equipment Schedule shall be deemed reaffirmation and warranty that there shall have been no material adverse change in the business or financial condition of Lessee from the date of execution hereof. The obligations of Lessee under Sections 9, 13 and 14, which accrue during the term of this Lease, shall survive the termination of this Lease. (d) Lessor represents and covenants to Lessee that Lessor has full authority to enter into this Lease and that, conditioned upon Lessee performing all of the covenants and conditions hereof, as to claims of Lessor or persons claiming under Lessor, Lessee shall peaceably and quietly hold, possess and use the Equipment during the term of this Lease subject to the terms and provisions hereof. (e) If Lessee fails to perform any of its obligations hereunder, Lessor shall have the right, but shall not be obligated, to effect such performance, and the amount of any out of pocket and other reasonable expenses of Lessor incurred in connection with such performance, together with interest thereon at the Late Charge Rate, shall be payable by Lessee upon demand. Lessor's effecting such compliance shall not be a waiver of Lessee's default. (f) Lessee irrevocably appoints Lessor as Lessee's attorney-in-fact (which power shall be deemed coupled with an interest) to execute, endorse and deliver any documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by the provisions of Section 11 hereof, but only to the extent that the same relates to the Equipment. (g) LESSEE HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING

TO WHICH LESSEE AND LESSOR MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS LEASE. IT IS HEREBY AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS LEASE. LESSEE AUTHORIZES LESSOR TO FILE THIS PROVISION WITH THE CLERK OR JUDGE OF ANY COURT HEARING ANY SUCH CLAIM. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY LESSEE AND LESSEE HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. LESSEE FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. (h) All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such party or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt. (i) This Lease shall not be effective unless and until accepted by execution by an officer of Lessor at the address, in the State of Maryland, as set forth below the signature of Lessor. THIS LEASE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MARYLAND (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT. The parties agree that any action or proceeding arising out of or relating to this Lease may be commenced in any state or Federal court in the State of Maryland, and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address hereinbelow set forth, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State of Maryland.
(j) To the extent that this Lease and/or the Equipment Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest herein or therein may be created through the transfer or possession of this Lease in and of itself without the transfer or possession of the original of an Equipment Schedule executed pursuant to this Lease and incorporating the Lease by reference; and no security interest in this Lease and an Equipment Schedule may be created by the transfer or possession of any counterpart of the Equipment Schedule other than the original thereof, which shall be identified as the document marked "Original" and all other counterparts shall be marked "Duplicate".

  IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed, under seal, as of the day and year first above set forth.


SANWA GENERAL EQUIPMENT                   FORSTMANN & COMPANY, INC.
 LEASING, A DIVISION OF SANWA             Lessee
 BUSINESS CREDIT CORPORATION
Lessor



By: /s/ Thomas M. Jaschick [SEAL]         By: /s/ Rod J. Peckham        [SEAL]
    ----------------------                    -------------------------
Name:  Thomas M. Jaschick                 Name:  Rod J. Peckham
Title: Vice President                     Title: Vice President and
                                                 Treasurer



  502 Washington Avenue                    1185 Avenue of the Americas
  Suite 600                                New York, New York  10036
  Towson, Maryland 21204                   Facsimile: 212-642-6992
  Facsimile:  410-821-8775

SANWA GENERAL EQUIPMENT LEASING, A DIVISION OF SANWA BUSINESS CREDIT CORPORATION
- --------------------------------------------------------------------------------


                                                                     RIDER NO. 1


  To and part of Equipment Lease Agreement dated as of the 1st day of June, 1994 (the "Lease"), between SANWA GENERAL EQUIPMENT LEASING, A DIVISION OF SANWA BUSINESS CREDIT CORPORATION, its successors and assigns ("Lessor"), and FORSTMANN & COMPANY, INC.("Lessee").

  TERMINATION RENTAL PREMIUM. Upon the expiration or earlier termination of the term or of any renewal term (if applicable) of this Lease, Lessee promptly shall pay to Lessor without notice or demand therefor and together with all other amounts then due and payable hereunder, in cash, a Termination Rental Premium of One Dollar ($1.00). Upon receipt by Lessor of the Termination Rental Premium, in good funds, Lessor shall deliver to Lessee a bill of sale transferring and assigning to Lessee without recourse or warranty, except in respect of Lessor's acts, all of Lessor's right, title and interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment or any other matters.


  SECURITY. To secure the prompt payment and performance as and when due of all obligations and indebtedness of Lessee (or any affiliate of Lessee), now existing or hereafter created, to Lessor pursuant to this Lease or otherwise, Lessee hereby grants to Lessor a security interest in the Equipment and all accessions, substitutions and replacements thereto and therefor, and proceeds (cash and non-cash), including insurance proceeds thereof (but without power of sale). In furtherance of the foregoing, Lessee shall execute and deliver to Lessor, to be recorded at Lessee's expense, Uniform Commercial Code financing statements, statements of amendment and statements of continuation as reasonably may be required by Lessor to perfect and maintain perfected the security interest granted by Lessee herein.



SANWA GENERAL EQUIPMENT                        FORSTMANN & COMPANY, INC.
LEASING, A DIVISION OF SANWA                   Lessee
BUSINESS CREDIT CORPORATION
Lessor



By: /s/ Thomas M. Jaschik [SEAL]               By: /s/ Rod J. Peckham    [SEAL]
   -----------------------                        -----------------------
   Thomas M. Jaschik                              Vice President & Treasurer
   Vice President

SANWA GENERAL EQUIPMENT LEASING, A DIVISION OF SANWA BUSINESS CREDIT CORPORATION
________________________________________________________________________________

                                                                     RIDER NO. 2


To and part of Equipment Lease Agreement dated as of the 1st day of June, 1994 (the "Lease"), between SANWA GENERAL EQUIPMENT LEASING, A DIVISION OF SANWA BUSINESS CREDIT CORPORATION, its successors and assigns ("Lessor"), and FORSTMANN & COMPANY, INC. ("Lessee").

  A. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF LESSEE FOR SALE-LEASEBACK. Lessee represents and warrants that: (1) The sale of those certain items of equipment specified on the schedule attached to each Equipment Bill of Sale (collectively the "Bill of Sale") executed by Lessee, and the execution, delivery and performance of the Bill of Sale (a) have been duly authorized by all necessary corporate action on the part of Lessee; (b) do not require the consent of any stockholder, trustee or holders of any indebtedness of Lessee except such as have been duly obtained; and (c) do not and will not contravene any law, governmental rule, regulation or order now binding on Lessee, or the charter or by-laws of Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its property is bound. (2) The Bill of Sale transfers to Lessor valid title to the equipment described on the schedule attached thereto free and clear of any and all encumbrances, liens, charges or defects. No filing or recordation must be made, no notice must be given, and no other action must be taken with respect to any state or local jurisdiction, or any person, in order to preserve to Lessor all the rights transferred by the Bill of Sale.

  B. ADDITIONAL AUTHORIZATION. Lessor's obligations under the Lease are further conditioned upon Lessor having received the Bill of Sale and an opinion of counsel for Lessee as to the matters set forth in paragraph A above.


SANWA GENERAL EQUIPMENT                        FORSTMANN & COMPANY, INC.
LEASING, A DIVISION OF SANWA                   Lessee
BUSINESS CREDIT CORPORATION
Lessor



By: /s/ Thomas M. Jaschik [SEAL]               By: /s/ Rod J. Peckham    [SEAL]
   -----------------------                        -----------------------
   Thomas M. Jaschik                              Vice President & Treasurer
   Vice President